Exhibit 10.12

MASTER MANAGEMENT SERVICES AGREEMENT

This MASTER MANAGEMENT SERVICES AGREEMENT (this “MMSA”), effective as of March 31, 2025 (the “Effective Date”), is entered into among American Bitcoin Corp., a Delaware corporation (“Customer”), and US Data Mining Group, Inc., a Nevada corporation (“USDMG”; Customer and Service Provider each a “Party” and, collectively, the “Parties”).

ARTICLE 1

MASTER COLOCATION SERVICES AGREEMENT TERMS

1.1 Master Agreement Structure; Service Orders. This MMSA does not itself create or result in any rights, obligations, or liabilities on the part of either Party with respect to the Services to be provided at any Facility. The terms and conditions of this MMSA are implemented only through a Service Order for one or more Services executed between a Service Provider and Customer. Each Service Order incorporates by reference and includes all of the terms set forth in this MMSA. In the event of any conflict between the terms of this MMSA and the terms of a Service Order, the terms of this MMSA shall govern unless the Service Order states that it is taking precedence over an MMSA term.

1.2 Service Provider. Each Service Order will be executed by a Hut 8 Affiliate as the service provider thereunder (the “Service Provider”). The term Service Provider, as used in any Agreement, shall refer only to the Hut 8 Affiliate that executes and delivers the relevant Service Order. No other Hut 8 Affiliate will have any obligations or liabilities under any Service Order that it has not executed and delivered as Service Provider.

1.3 Service Orders Severable. Each Service Order is a separate and distinct contract for Services. Except as expressly set forth herein, no event under any Service Order shall have any impact on the rights of Customer under any other Service Order.

1.4 Termination. Either Party may terminate this MMSA at any time, upon thirty (30) days written notice to the other Party, if there are no active Service Orders under the MMSA at the time of such termination and have not been for a period twelve (12) consecutive months immediately prior to such termination.

ARTICLE 2

DEFINED TERMS

2.1 Terms. Reference in this MMSA to any of the terms listed below shall be deemed to incorporate and be a reference to the data or definition set forth next to such term in this Article.

(a) “Affiliate” means, with respect to any person, any other person that is Controlled (as defined below) by, under common Control with, or which Controls such person.

(b) “Agreement” means a Service Order together with the incorporated terms and conditions of this MMSA.

(c) “Applicable Laws” means all applicable international, federal, country, state, provincial, regional, territorial, local and other laws, rules and regulations, ordinances, interpretive letters and other official releases of or by any governmental authority, decrees, orders and codes (including any requirements for permits, certificates, approvals and inspections), as the same are promulgated, supplemented and amended from time to time

(d) “Colocation Agreement” means the Master Colocation Services Agreement, dated as of the date hereof, by and between Service Provider and Customer.

(e) “Colocation Service Order” means a service order issued under the Colocation Agreement and any corresponding “Agreement” (as defined in the Colocation Agreement).

(f) “Commencement Date” means the earlier of (1) the Commencement Date (if any) set forth on a relevant Service Order, or (2) the date Service Provider commences providing the Services.

(g) “Control (and its correlatives)” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies, or operations of an entity or person, whether through the ownership of voting securities, by contract or otherwise.

(h) “Customer Data” means (i) any data or information of Customer, or its vendors, customers or other business partners, that is provided to or obtained by the Service Provider or its Personnel in the performance of the Service Provider’s obligations under this Agreement, and (ii) any data or information to the extent related to the Customer that is collected, generated or processed by the Service Provider or its Personnel solely in connection with the performance of the Service Provider’s obligations pursuant to this Agreement.

(i) “Emergency” means a situation, that in the sole discretion of Service Provider, of immediate impending damage to life or property or the preservation and safety or security of the Facility and/or the tenants and occupants thereof.

(j) “Emergency Expenditures” means those operating or capital expenditures required to be expended by the Service Provider and required to prevent or mitigate an Emergency situation that, in the Service Provider’s reasonable judgment, poses an Emergency and provided that the Service Provider.

(k) “Facility” means the bitcoin mining facility set forth in the Service Order at which a Service Provider will provide Services to Customer.

(l) “Facility Document” means each construction contract, equipment supply agreement, interconnection agreement, power supply agreement, and Real Property Document, or any other similar agreement, entered into by the Service Provider, or by the Customer and provided to the Service Provider, with respect to the Facility.

(m) “Fixed Fees” means the fees for the Fixed Fee Services.

(n) “Fixed Fee Services” means the Services described on Exhibit A under the caption “Fixed Fee Services”.

(o) “Hut 8 Affiliate” means a subsidiary or affiliate of Hut 8 Corp., a Delaware corporation and the parent company of USDMG, that executes and delivers a Service Order as “Service Provider”.

(p) “Intellectual Property” means any and all proprietary, intellectual or industrial property rights, which may exist or be created under the law of any jurisdiction, including both statutory and common law rights, including (i) patents and patent applications (including divisionals, continuations and continuations in part), and any renewals, re-examinations, extensions or reissues thereof, (ii) registered and unregistered trademarks, service marks, logos, corporate, d/b/a and trade names, trade dress and other identifiers of source origin, together with all goodwill associated therewith, and internet domain names, (iii) registered and unregistered copyrights, copyrightable works, proprietary rights in works of authorship (including software), moral rights and mask works, (iv) trade secrets and other rights in proprietary or confidential information, including proprietary processes, formulas, data, computer programs, discoveries, developments, designs, techniques, specifications, drawings, blueprints, sketches, models, methods, inventions (whether or not patentable), software source code, and know-how, and (v) registrations and applications for any of the foregoing.

(q) “Pass-Through Costs” means the costs and expenses incurred by or on behalf of the Service Provider in connection with the provision of the Pass-Through Services.

(r) “Pass-Through Services” means the Services described on Exhibit A under the caption “Pass-Through Services”.

(s) “Personnel” means the employees, officers, agents, independent contractors and consultants of Service Provider, the Service Provider Affiliates, and any third parties engaged by the Service Provider or a Service Provider Affiliate to provide a Service.

(t) “Real Property Documents” means any and all agreements pursuant to which the Customer holds leasehold, easement or other real property interests with respect to a Facility, and includes the Colocation Agreement.

(u) “Services” means the services set forth on Exhibit A and a relevant Service Order.

(v) “Service Fees” means the Fixed Fees applicable to the Fixed Fee Services as set forth on Exhibit A and the relevant Service Order and the fees applicable to any additional services added pursuant to Section 4.3.

(w) “Service Order” means a service order, substantially in the form of Exhibit D attached to this MMSA, providing for the delivery of one or more services by Service Provider to Customer at the relevant Facility.

(x) “Service Taxes” means any federal, state, local or foreign sales, use, value added, excise, privilege, transfer, gross receipts, occupation, access, bypass or other similar tax, together with any related interest, penalties or additions thereto, payable with respect to the provision of any Service or the payment of any Service Fee or Pass-Through Cost, including any such amounts imposed on or payable with respect to amounts paid by the Service Provider to any third party.

ARTICLE 3
TERM

3.1 Term. Unless otherwise set forth in the applicable Service Order, the term of each Agreement (the “Term”) shall be coterminous with the Colocation Service Order for the relevant Facility.

ARTICLE 4

SERVICES; SERVICE PROVIDER OBLIGATIONS

4.1 Service Provider’s Obligations. Service Provider agrees to provide the Services in accordance with the terms of the relevant Agreement, and in compliance in all material respects with all Applicable Laws, and the provisions of the Facility Documents. Service Provider has and shall maintain all licenses and other approvals required to carry out its duties hereunder in accordance with Applicable Laws in all material respects; provided, that Service Provider shall have a reasonable period of time to obtain any such licenses or approvals following written notice by Customer, and Service Provider shall not be in breach of this provision so long as Service Provider continues to diligently and timely pursue such license or approval. Service Provider shall solely make all determinations with respect to the selection of Personnel, subcontractors, hardware, software, and other materials in connection with the delivery of the Services hereunder.

4.2 Additional Services. From time to time, during the Term, the Customer may request in writing that the Service Provider provide to the Customer certain additional services. If the Service Provider determines, in its discretion, that it is willing to provide such additional services, the Service Provider and the Customer will use commercially reasonable efforts to negotiate terms and conditions applicable to the provision of such requested service (including any additional fees applicable to such services). If the Service Provider and the Customer mutually agree to terms and conditions for such additional service in writing, such terms and conditions will be added to this MMSA or the relevant Service Order, as applicable, and shall be deemed a “Service” for purposes hereof and thereof.

4.3 Subcontracting. The Service Provider may freely subcontract the provision of any Services to any Affiliate of Service Provider or any third party; provided that the Service Provider shall remain liable for the performance of such Service hereunder.

4.4 Access. The Customer grants Service Provider and its authorized agents, employees and subcontractors access, including logical access, to each applicable Facility for all of the following purposes: (i) as may be required by Service Provider to provide the Services and fulfill Service Provider’s obligations or enforce its rights under this Agreement; (ii) as may be required by Service Provider to comply with Applicable Laws or legal process; and (iii) for any other reasonable purpose.

4.5 Cooperation. The Parties shall cooperate reasonably in connection with the provision and receipt of the Services. The Customer will provide information and documentation reasonably necessary for the Service Provider to perform the Services. Service Provider shall not be liable for any breach of its obligations or failure to perform the Services in the event that Customer does not cooperate, to provide such information or documentation. The Customer shall follow, and shall cause its Affiliates to follow, the policies, procedures and practices followed by the Service Provider and its third-party service providers with respect to the Services consistent with the policies, procedures and practices that were in effect immediately prior to the Effective Date and as may be updated in writing by the Service Provider from time to time.

4.6 Records. Service Provider shall, in accordance with its generally applicable recordkeeping policies and procedures, keep reasonable books and records of all Services as required by Applicable Law and as sufficient to allow the Customer to verify the Pass-Through Costs and any Emergency Expenditures. Once per quarter during the Term, or more frequently if Customer can document a material discrepancy that gives rise to a reasonable basis for Customer to verify the Pass-Through Costs or Emergency Expenditures, the Service Provider shall, upon the Customer’s reasonable request and at the Customer’s sole cost and expense, make such books and records available to the Customer upon reasonable notice and during normal business hours solely for purposes of verifying the Pass-Through Costs and any Emergency Expenditures. Such books and records shall be subject to Article 10 (Confidentiality).

ARTICLE 5

FEES AND EXPENSES

5.1 Fixed Fees. The Fixed Fees shall be payable monthly, in advance, without any prior notice or demand therefor by Service Provider, (a) on the Commencement Date for the first month of the Services and (b) thereafter, on the first day of each month during the Term in the monthly installments set forth in the applicable Service Order, except that the Fixed Fees for any portion of a calendar month during the Term shall be prorated for the number of days in the partial month for which the Fixed Fees are owed.

5.2 Other Service Fees. All other Service Fees shall be payable within ten (10) days following delivery of an invoice for such other Services Fees to the Customer.

5.3 Pass-Through Costs. The Customer shall pay an amount equal to one hundred percent (100%) of Pass-Through Costs during the Term. The estimated Pass-Through Costs for the month in which Commencement Date occurs shall be due and payable on the Commencement Date. Thereafter, for each calendar month of the Term, the Service Provider shall give the Customer written notice of its estimates of the Pass-Through Costs for that month (the “Pass-Through Cost Estimate”). On or before the first day of each calendar month during the Term, the Customer shall pay to the Service Provider an amount equal to the Pass-Through Cost Estimate. Within thirty (30) days after the close of each calendar month or as soon thereafter as is practicable, the Service Provider shall deliver to the Customer a statement of the prior month’s Pass-Through Costs, and the actual Pass-Through Costs payments to be made by Customer for such calendar month, as reasonably determined by the Service Provider (the “Pass-Through Cost Statement”) and such Pass-Through Cost Statement shall be binding upon Customer. If the amount of the actual Pass-Through Cost is more than the Pass-Through Cost Estimate payment for such calendar month made by the Customer, the Customer shall pay the deficiency to the Service Provider within ten (10) days following receipt of the Pass-Through Cost Statement. If the amount of the actual Pass-Through Cost is less than the Pass-Through Cost Estimate payment for such calendar month made by the Customer, any excess shall be credited against the Pass-Through Cost Estimate next payable by the Customer under this Agreement or, if the Term has expired, any excess shall be refunded to the Customer. No delay in providing the Pass-Through Cost Statement shall act as a waiver of the Service Provider’s right to payment pursuant to this Article 5. A failure to provide any Pass-Through Services arising from a failure of the Customer to pay the Pass-Through Cost Estimate in full and on a timely basis shall not be a breach of this Agreement by the Service Provider.

5.4 Reimbursement of Emergency Expenditures. The Customer shall promptly reimburse the Service Provider for all Emergency Expenditures within ten (10) days following delivery of an invoice for such Emergency Expenditures to the Customer.

5.5 No Set-Off; No Duplicative Costs. In no event shall the Customer be entitled to withhold, deduct, or offset any monetary obligation of the Customer to the Service Provider under this Agreement, including any amounts set forth in the Pass-Through Cost Statement during the pendency of any review of records by the Customer under this Agreement. In no event shall Customer be charged for Services provided under this Agreement that are duplicative of services provided and paid for under any other agreement between the Parties.

5.6 Late Payments. If Customer fails to pay any amounts when due, Service Provider reserves the right, in addition to any other rights or remedies, to charge Customer interest on the unpaid amount at the lesser of: (i) one and one-half percent (1.5%) per month; and (ii) the highest rate permitted by Applicable Law. Additionally, Customer shall reimburse Service Provider for all collection costs, including reasonable attorneys’ fees, incurred in obtaining payment on unpaid amounts.

5.7 Payments. Customer’s payments to Service Provider must be in the form of a check or electronic funds transfer (via wire transfer or ACH). Customer shall communicate to Service Provider any and all changes to its billing information including billing address, purchase order number or attention to information reasonably in advance in writing.

5.8 Service Taxes. Customer shall be solely liable for, and shall pay directly to the applicable governmental authority before delinquency, all Services Taxes. If any Service Tax is separately assessed against Service Provider or any of its Affiliates, Customer shall pay such Service Tax to Service Provider as a Pass-Through Cost. Without limiting the generality of Section 4.5, during the Term, the Parties shall, and shall cause each of their respective Affiliates to, cooperate with each other in good faith and provide any information and/or documentation reasonably requested from time to time, in each case to enable the other Party to handle any audits, examinations or inquiries with respect to Service Taxes and to enable the other Party to comply with Applicable Laws with respect to Service Taxes, including any receipts or other reasonable evidence of payment by the Customer of any Service Taxes.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1 Ownership of Data and Intellectual Property.

(a) Each Party retains the ownership and title to any and all of its Intellectual Property owned as of the Effective Date. This Agreement is not intended to, and shall not, transfer or license any Intellectual Property from one Party to the other, except for the limited license rights as expressly set forth in Section 6.1(b) and Section 6.1(c). For the elimination of doubt, all Intellectual Property developed, created, conceived, or reduced to practice by any Personnel of the Service Provider or its Affiliates in connection with providing the Services shall be owned by the Service Provider.

(b) The Service Provider hereby grants to the Customer, a non-exclusive, non-transferable, non-assignable, non-sublicensable limited license and right, during the Term of this Agreement, under the Intellectual Property of the Service Provider or its Affiliates, to use the embodiments of Intellectual Property rights provided by the Service Provider to the Customer hereunder solely to the extent necessary for the receipt, access and use of the Services.

(c) The Customer hereby grants to the Service Provider and to its Personnel, a non-exclusive, non-transferable, non-assignable, non-sublicensable limited license and right, during the Term of this Agreement, under the Intellectual Property of the Customer or its Affiliates, to use the embodiments of Intellectual Property rights provided by the Customer to the Service Provider hereunder, solely to the extent necessary for the provision of the Services.

(d) Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that, as between the parties, any and all Customer Data shall be owned by the Customer, subject to any limitations imposed by third-party contracts or applicable Law with respect thereto.

ARTICLE 7
INSURANCE

7.1 Insurance of Customer. Customer, at Customer’s expense, shall purchase and keep in force during the Term the following insurance coverages in accordance with the terms and conditions hereof, of the types, in the amount and subject to the limits set forth on Exhibit B attached hereto. Such insurance shall be issued by an insurance companies authorized to do business in the states in which the Facility is located and shall have an A.M. Best Rating of A-/XII or better or such equivalent credit rating issued by another recognized rating agency. Customer shall cause its insurer to name Service Provider and its affiliates and their respective officers, directors and employees (collectively, “Service Provider Parties”) as additional insureds under its Commercial General Liability and Umbrella/Excess Coverages policies to the extent of Customer’s insurable contractual liability under this Agreement. In addition to the foregoing, at Service Provider’s direction, Customer shall name Service Provider’s mortgagee as an additional insured. Such policies shall contain a severability of interests provision, a provision that the insurance provided to the Service Provider Parties as additional insureds shall be primary to and not contributory with insurance maintained by such parties, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. A certificate of insurance evidencing that the foregoing insurance is in effect shall be delivered to Service Provider upon commencement of a Service Order for any Facility, and shall be kept current throughout the Term. Such certificate shall reflect the status of the Service Provider Parties as additional insureds. Customer shall provide at least thirty (30) days advance notice to Service Provider in the event of cancellation.

7.2 Insurance of Service Provider. Service Provider, at Service Provider’s expense, shall purchase and keep in force during the Term the following insurance coverages in accordance with the terms and conditions hereof, of the types, in the amount and subject to the limits set forth on Exhibit C attached hereto. Such insurance shall be issued by insurance companies authorized to do business in the states in which the Facility is located and shall have an A.M. Best Rating of A-/XII or better or such equivalent credit rating issued by another recognized rating agency. Service Provider shall cause its insurer to name Customer and its affiliates and their respective officers, directors and employees (collectively, “Customer Parties”) as additional insureds under its Commercial General Liability and Umbrella/Excess Coverages policies to the extent of Service Provider’s insurable contractual liability under this Agreement. Such policies shall contain a severability of interests provision, a provision that the insurance provided to the Customer Parties as additional insureds shall be primary to and not contributory with insurance maintained by such parties, and a provision that an act or omission of one of the insureds or additional insureds that would void or otherwise reduce coverage shall not reduce or void the coverage as to the other named and additional insureds. A certificate of insurance evidencing that the foregoing insurance is in effect shall be delivered to Customer upon request. Such certificate shall reflect the status of the Customer Parties as additional insureds. Service Provider shall provide at least thirty (30) days advance notice to Customer in the event of cancellation.

ARTICLE 8

INDEMNIFICATION, LIMITATION OF LIABILITY; WAIVER

8.1 Indemnification.

(a) Customer shall defend (with legal counsel reasonably acceptable to Service Provider), indemnify, protect, and hold harmless Service Provider and its Affiliates, successors and assigns and any and all of their employees, agents, and officers (each is a “Service Provider Indemnitee”) for, from and against (and shall reimburse each Service Provider Indemnitee for any costs or expenses, including reasonable attorney’s fees, with respect to) third party claims, suits, actions, obligations, liabilities, judgments, liens, demands, losses, and damages, for personal injury, death and for loss or damage to property that relates to or arises out of: (a) the gross negligence acts or omissions of Customer or any of its employees, contractors, agents, or invitees; and (b) a material breach of any covenant or obligation of Customer under this Agreement. The provisions of the immediately preceding sentence do not apply to third party claims, suits, actions or liabilities arising primarily out of the acts or omissions of a Service Provider Indemnitee. Customer’s duties and obligations under this Section 8.1(a) shall survive any expiration or termination of this Agreement.

(b) Service Provider shall defend (with legal counsel reasonably acceptable to Customer), indemnify, protect, and hold harmless Customer and its Affiliates, successors and assigns and any and all of their employees, agents, and officers (each is a “Customer Indemnitee”) for, from and against (and shall reimburse each Customer Indemnitee for any costs or expenses, including reasonable attorney’s fees, with respect to) third party claims, suits, actions, obligations, liabilities, judgments, liens, demands, losses, and damages, for personal injury, death and for loss or damage to property that relates to or arises out of: (a) the gross negligence acts or omissions of Service Provider or any of its employees, contractors, agents, or invitees; (b) a material breach of any covenant or obligation of Service Provider under this Agreement; and (c) the performance of the Services by Service Provider or any of its employees, contractors, agents, or invitees. The provisions of the immediately preceding sentence do not apply to third party claims, suits, actions or liabilities arising primarily out of the acts or omissions of a Customer Indemnitee. Service Provider’s duties and obligations under this Section 8.1(b) shall survive any expiration or termination of this Agreement.

8.2 Waiver of Certain Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS AND CONTRACTORS SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, NOR DAMAGES AND LOSSES FOR ANY LOSS OF PROFITS, REVENUES, BUSINESS OPPORTUNITY, USE, REPUTATION, SAVINGS OR ANTICIPATED SAVINGS; BUSINESS INTERRUPTION; THE COST OF PURCHASING REPLACEMENT SERVICES; OR OTHER PECUNIARY LOSS; AND LOSS OR CORRUPTION OF ANY CUSTOMER CONTENT, DATA AND INFORMATION STORED ON, OR PROCESSED THROUGH, THE CUSTOMER EQUIPMENT, WHETHER IN ANY SUCH CASE ANY OF THE FOREGOING ARE FORESEEABLE AND HOWEVER CAUSED, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY THAT SUCH DAMAGES OR LOSSES MIGHT ARISE; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE FOREGOING APPLY TO EITHER PARTY’S OBLIGATIONS UNDER SECTIONS 8.1, OR EITHER PARTY’S OBLIGATIONS UNDER ARTICLE 10.

8.3 Limitation of Liability. EXCEPT FOR A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (INCLUDING BUT NOT LIMITED TO ANY INTENTIONAL USE OF THE SPACE OR BUILDING BY CUSTOMER IN VIOLATION OF THE PERMITTED USE OR APPLICABLE LAW), CUSTOMER’S OBLIGATIONS TO PAY CHARGES OR OTHER AMOUNTS PAYABLE BY CUSTOMER UNDER THIS AGREEMENT, EACH PARTY’S OBLIGATIONS UNDER SECTION 8.1, AND EACH PARTY’S OBLIGATIONS UNDER ARTICLE 10 HEREOF, EACH PARTY’S MAXIMUM AGGREGATE LIABILITY FOR ALL CLAIMS, DAMAGES AND LOSSES ARISING FROM OR RELATED TO THIS AGREEMENT (INCLUDING ATTORNEYS’ FEES) SHALL NOT EXCEED AN AMOUNT EQUAL TO THE AVERAGE MONTHLY FEES TO BE PAID DURING THE TERM UNDER THIS AGREEMENT MULTIPLIED BY TWELVE (12). THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS SET FORTH IN THIS ARTICLE 8 (LIMITATION OF LIABILITY) SHALL APPLY TO ANY AND ALL CLAIMS, REGARDLESS OF WHETHER SUCH CLAIMS ARISE IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE), STRICT LIABILITY, OR ANY OTHER LEGAL THEORY. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO LIMIT CUSTOMER’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO SERVICE FEES, PASS-THROUGH COSTS, EMERGENCY EXPENDITURES, ANY OTHER FEES AND CHARGES, AND REIMBURSEMENT OF EXPENSES.

ARTICLE 9
DEFAULT

9.1 Customer Default. Each of the following constitutes a default by Customer (“Customer Default”): (a) if Customer fails to pay any Service Fees, Pass-Through Costs, Emergency Expenditures, or other amounts payable to Service Provider required by this Agreement within ten (10) business days after receipt of written notice of failure to pay from Service Provider; (b) if Customer fails to perform or comply with any other obligation of Customer under this Agreement within thirty (30) days after receipt of written notice from Service Provider; provided, however, that if within that thirty (30)-day period, Customer commences and thereafter diligently pursues a cure such default, such thirty (30)-day cure period shall be extended for so long as Customer continues to diligently pursue a cure; (c) if Customer files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking an arrangement, composition, liquidation or dissolution under any present or future Federal, State, provincial, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of a trustee, receiver or liquidator of Customer or of all or a substantial part of its assets, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or (d) if a court enters an order, judgment or decree approving a petition filed against Customer seeking an arrangement, composition, liquidation, dissolution or similar relief under the present or future Federal, State or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and the order, judgment or decree remains un-vacated or un-stayed for sixty (60) days. If a Customer Default occurs, Service Provider may do any one or more of the following, in addition to or in conjunction with any claim for damages for breach of agreement or any other rights or remedies it may have under this Agreement, at law or in equity: (i) terminate the Agreement or the MMSA as to all or any Service Orders and Agreements thereunder; and (ii) hold Customer liable for and collect (A) all amounts due and payable by customer to Service Provider prior to such termination, (B) all other indebtedness and other amounts owed by Customer to Service Provider for Service Fees and other amounts that would have accrued during the remainder of the Term had there been no Customer Default, and (C) all expenses, including without limitation court costs and reasonable attorney’s fees incurred by Service Provider in being advised of and enforcing its rights and remedies hereunder.

9.2 Customer Cross-Default. Notwithstanding any provision to the contrary in any Agreement, the Parties expressly agree that if the Colocation Agreement or any Colocation Service Order is terminated by Customer other than due to a Service Provider default, or is terminated by Service Provider due to a Customer default (any of the foregoing, a “Customer Cross-Default”), such Customer Cross-Default shall automatically constitute a Customer Default under this MMSA and each Agreement hereunder. Upon the occurrence of such Customer Cross-Default, the Service Provider shall be entitled to all corresponding rights and remedies set forth in the Colocation Agreement, any Colocation Service Order, this MMSA, and any Agreement hereunder, including but not limited to termination rights, acceleration of payments, and indemnification, without further notice or demand.

9.3 Service Provider Default. Each of the following constitutes a default by Service Provider (“Service Provider Default”): (a) if Service Provider fails to perform or comply with any other obligation of Service Provider under this Agreement within thirty (30) days after receipt of written notice from Customer; provided, however, that if within that thirty (30)-day period, Service Provider commences and thereafter diligently pursues a cure such default, such thirty (30)-day cure period shall be extended for so long as Service Provider continues to diligently pursue a cure; (b) if Service Provider files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking an arrangement, composition, liquidation or dissolution under any present or future Federal, State, provincial, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of a trustee, receiver or liquidator of Service Provider or of all or a substantial part of its assets, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or (c) if a court enters an order, judgment or decree approving a petition filed against Service Provider seeking an arrangement, composition, liquidation, dissolution or similar relief under the present or future Federal, State or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and the order, judgment or decree remains un-vacated or un-stayed for sixty (60) days. If a Service Provider Default occurs, Customer may, in addition to or in conjunction with any claim for damages for breach of agreement or any other rights or remedies it may have under this MMSA and any Agreement hereunder, at law or in equity terminate the Agreement solely with respect to the Agreement under which such Service Provider Default occurred.

9.4 Service Provider Cross-Default. Notwithstanding any provision to the contrary in any Agreement, the Parties expressly agree that if the Colocation Agreement or any Colocation Service Order is terminated by Service Provider other than due to a Customer default, or is terminated by Customer due to a Service Provider default (any of the foregoing, a “Service Provider Cross-Default”), such Service Provider Cross-Default shall automatically constitute a Service Provider Default under this MMSA and each Agreement hereunder. Upon the occurrence of such Service Provider Cross-Default, the Customer shall be entitled to all corresponding rights and remedies set forth in the Colocation Agreement, any Colocation Service Order, this MMSA, and any Agreement hereunder, including but not limited to refund of prepaid fees, and indemnification, without further notice or demand, and the right to terminate the Agreement solely with respect to the Agreement under which such Service Provider Cross-Default occurred.

ARTICLE 10

CONFIDENTIALITY

10.1 Confidentiality. “Confidential Information” of a party means any information in any form or format disclosed or otherwise made available by or on behalf of a party (“Disclosing Party”) to the other party or persons acting on such other party’s behalf (the “Receiving Party”), that (a) is either (i) marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature or (ii) which, under the circumstances taken as a whole, would reasonably be deemed to be confidential, (b) the Receiving Party knows or has reason to know is confidential, proprietary, or trade secret information of the Disclosing Party or (c) constitutes the terms or conditions of this Agreement. Confidential Information does not include information that the Receiving Party can demonstrate: (i) was in the possession of, or was rightfully known by, the Receiving Party without an obligation to maintain its confidentiality prior to receipt from the Disclosing Party; (ii) was or has become generally available to the public except through a breach of this Agreement by the Receiving Party; (iii) after disclosure to the Receiving Party, was received from a third party who, to the Receiving Party’s knowledge, had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure; or (iv) was independently developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party. Service Provider shall not be deemed to have accessed, received or otherwise processed, or to be in the possession of, Customer Confidential Information, including any personal data of Customer’s customers, employees, or other third parties, solely by virtue of the fact that Customer transmits, receives, accesses, processes or stores such Confidential Information through its equipment in the Facility.

10.2 Obligations of Confidentiality. The Receiving Party agrees to: (a) protect the Confidential Information of the Disclosing Party using at least the same efforts to protect such Confidential Information as the Receiving Party would use to protect its own information of similar nature, but in no event less than reasonable care; (b) not disclose such Confidential Information to third parties in violation of this Agreement without the prior written consent of the Disclosing Party; and (c) use Confidential Information of the Disclosing Party only for purposes of performing its obligations or establishing its rights under this Agreement, including providing such Confidential Information only to its Affiliates, employees, contractors, lenders, advisors, investors, purchasers, and agents who have a need to know and are bound to protect the confidentiality of the information in a manner substantially equivalent to that required of the Receiving Party. If the Receiving Party becomes legally compelled to disclose any Confidential Information of the Disclosing Party in a manner not otherwise permitted by this Agreement, the Receiving Party shall provide the Disclosing Party with prompt notice of the request (unless legally precluded from doing so) so that the Disclosing Party may seek a protective order or other appropriate remedy, and shall provide good faith cooperation to the Disclosing Party. Upon the Disclosing Party’s request, the Receiving Party shall return all materials (and any copies thereof) in any medium that contain, refer to, or relate to Confidential Information of the Disclosing Party or, at the Disclosing Party’s election, destroy them. If either Party breaches or threatens to breach any of its obligations with respect to confidentiality and/or unauthorized use of Confidential Information hereunder, the other Party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief.

ARTICLE 11

ADDITIONAL PROVISIONS

11.1 Assignment. No Party may assign, cede, delegate, sublicense transfer or purport to assign, cede, delegate, sublicense or transfer any of its rights or obligations under this Agreement, in whole or in part (each, a “Transfer”), without the express prior written consent of the other Party (which may be granted, denied, or conditioned as determined by such Party in its sole discretion), and any attempted Transfer in breach of this Section will be void ab initio and of no effect, provided that Service Provider may Transfer this Agreement without Customer’s consent to: (i) any entity that acquires all or substantially all of its assets used to provide, or the business of providing, the Services; (ii) any Affiliate; and (iii) any successor in a merger, acquisition, reorganization (including any judicial reorganization), business combination or other similar transaction or series of related transactions. For purposes of this Section, and subject to the foregoing proviso, (a) any assignment by operation or law, (b) any assignment that occurs by virtue of a merger or consolidation, or (c) any transaction or series of transactions that results, directly or indirectly, in a change of Control of a Party, shall be deemed a Transfer and require the other Party’s prior written consent as set forth herein.

11.2 Successors. Subject to Section 9.1, this Agreement shall bind and inure to the benefit of Service Provider, its successors and assigns, and Customer and its successors and assigns. Upon an assignment of an Agreement to a third party that assumes all of Service Provider’s obligations accruing under the Agreement after the date of such transfer, Service Provider shall be fully released from the performance of the obligations of the Service Provider under the Agreement accruing on or after the date of such transfer.

11.3 Severability. This Agreement will be construed as though the covenants contained herein are independent, except as expressly set forth herein. If any provision of this Agreement is determined to be invalid or unenforceable, then that provision and the remainder of this Agreement shall continue in effect and be enforceable to the fullest extent permitted by law. It is the intention of the parties that if any provision of this Agreement is capable of two constructions, one of which would render the provision void, and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.

11.4 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all previous or contemporaneous communications, representations, warranties, proposals, commitments, understandings and agreements, whether written or oral, between the parties regarding the subject matter of this Agreement

11.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. Any dispute arising out of or in connection with this Agreement shall be heard exclusively in the competent courts of the State of Florida, and Customer and Service Provider submit to the exclusive jurisdiction of the State and Federal courts located in Miami-Dade County, Florida.

11.6 Waiver of Trial by Jury. Service Provider and Customer each hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Agreement, the relationship of Service Provider and Customer, Customer’s use or occupancy of the Facility, any claim of injury or damage, or any statutory remedy.

11.7 Notices. All notices, demands or requests which may or are required to be given by one Party to the other under this Agreement shall be given in writing and addressed to Service Provider or Customer, as the case may be, at their address included in the relevant Services Order. Notices may be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by email if receipt of the email is confirmed by the recipient. Notices shall be deemed to have been given upon receipt or attempted delivery where delivery is not accepted. Either Party may change its address upon written notice to the other.

11.8 Amendments. An Agreement may only be amended in writing signed by authorized representatives of the Customer and Service Provider.

11.9 Construction. Captions are solely for the convenience of the parties and are not a part of this Agreement. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared it. All terms and conditions of this Agreement which by reasonable or necessary implication are intended to survive termination or expiration of this Agreement shall survive termination or expiration of this Agreement. Without limiting the generality of the foregoing, Article 5 (Fees and Expenses); Article 6 (Intellectual Property); Article 8 (Indemnification; Limitation Of Liability; Waiver); Article 9 (Default); Article 10 (Confidentiality) and this Article 11 (Additional Provisions) shall survive any termination or expiration of this Agreement.

11.10 No Waiver. No waiver by either party of any breach of any provisions of this Agreement shall be deemed a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. If any action of any party requires the consent or approval of the other, consent or approval given on one occasion shall not be deemed a consent to or approval of that action on any other occasion. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act. Except as otherwise expressly provided in this Agreement, the rights and remedies that either party may have under this Agreement or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

11.11 Limited Representations; Authority. Each party represents to the other that (a) such party is qualified and registered to transact business in all locations where the performance of its obligations hereunder would require such qualification; (b) the individual person(s) signing the Agreement has all right, power and authority to sign them on behalf of such party; (c) the execution of the Agreement by such party shall not conflict with or violate, and shall not breach, any agreement, covenant, court order, judgment or decree to which such party is a party or by which it is bound; and (d) neither it, nor any of its Affiliates, officers, directors, or employees, are on any of the U.S. Government export screening lists of the Department of Commerce, Department of State and Department of the Treasury, including without limitation the Denied Persons List, the Entity List, the Debarred List, or the list of Specially Designated Nationals. A party shall promptly notify the other if it is identified on any of the foregoing lists at any point during the Term. Customer represents and warrants to Service Provider that it has not entered into any agreement with a broker, agent or finder to whom a brokerage or other commission or fee may be payable in connection with the Agreement or the transactions contemplated hereby.

11.12 Disclaimers. CUSTOMER ACKNOWLEDGES AND AGREES THAT SERVICE PROVIDER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE PERFORMANCE, PROFITABILITY, OR CONTINUED OPERATION OF ANY BITCOIN MINING EQUIPMENT, SOFTWARE, HARDWARE, OR ANY OTHER HARDWARE, SOFTWARE OR SERVICES PROVIDED OR MANAGED UNDER THIS AGREEMENT. SERVICE PROVIDER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR ANY GUARANTEE THAT CUSTOMER WILL ACHIEVE ANY PARTICULAR MINING RESULTS, HASH RATE, OR FINANCIAL RETURN. SERVICE PROVIDER MAKES NO REPRESENTATION OR WARRANTY THAT THE MINING SERVICES WILL OPERATE ERROR-FREE, WITHOUT INTERRUPTION, OR WILL BE IMMUNE FROM SECURITY RISKS, HACKING, HARDWARE FAILURE, MARKET RISKS, NETWORK DISRUPTIONS, OR REGULATORY CHANGES OR CHANGES IN APPLICABLE LAW. CUSTOMER UNDERSTANDS AND ACCEPTS THAT BITCOIN MINING INVOLVES INHERENT RISKS INCLUDING, BUT NOT LIMITED TO, VOLATILITY IN CRYPTOCURRENCY MARKETS, FLUCTUATION IN MINING DIFFICULTY, CHANGES IN BLOCKCHAIN TECHNOLOGY, AND REGULATORY OR LEGAL UNCERTAINTIES. CUSTOMER EXPRESSLY ASSUMES ALL RISKS ASSOCIATED WITH THE BITCOIN MINING ACTIVITY.

11.13 Force Majeure; Service Disruption. Performance by Service Provider or Customer of their obligations (other than payment obligations) under this Agreement shall be extended by the period of delay caused by force majeure. For purposes of this Agreement, “force majeure” means acts of war, armed hostilities, sabotage or terrorism, natural catastrophe or disaster, weather conditions, strikes, walkouts or other labor disturbance, order of any government, court or regulatory body having jurisdiction, changes in Applicable Law, shortages, supply chain disruptions, blockade, embargo, riot, civil disorder, pandemic or epidemic, or any other cause beyond the reasonable control of the party who is obligated to render performance. In the event of a material disruption of Services for thirty (30) days or more, including, without limitation, due to force majeure, financial insolvency or other service level failure, in which Service Provider is unable to maintain outlined Services set forth in the applicable Service Order, Customer will work with the Service Provider, under Service Provider’s recovery plan or other means, to the extent necessary to maintain its operations.

11.14 Attorneys’ Fees. If legal proceedings are initiated to enforce any term of this Agreement, to recover any charges due under this Agreement, for the breach of any covenant or condition of this Agreement, or for the restitution of the Facility to Service Provider, the substantially prevailing party shall be entitled to recover, as an element of its cost of suit and not as damages, reasonable attorneys’ fees and costs to be fixed by the court.

11.15 Counterparts; Electronically Transmitted Documents and Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. An electronic signature or a manual signature on this Agreement, the image of which (in either case) is transmitted electronically, shall constitute an original signature for all purposes and the parties shall not dispute the legally binding nature, validity or enforceability of this Agreement based on the fact that the terms were accepted with any such electronic or manual signature.

11.16 No Joint Venture. The relationship between the parties, and between Service Provider and Customer, is solely that of independent contractors, and nothing in this Agreement creates or implies any agency, partnership, joint venture, employment, or other legal relationship. Service Provider will not act for or in the place of Customer in Customer’s relations with third-parties. Notwithstanding the foregoing, Service Provider represents and warrants that, as between Service Provider and Customer, (a) Service Provider is solely responsible for all Personnel providing Services hereunder; (b) for Personnel who are employed by Service Provider or its Affiliates, Service Provider or such Affiliate is the employer of record of such workers, and not Customer; (c) Service Provider or its Affiliate exclusively manages such employees with respect to all workers compensation, performance, time off and any and all other human resources related issues; (d) Service Provider or its Affiliates is the employer of such employees with respect to all federal, state and local labor and employment laws.

11.17 Compliance with Laws. Each party shall perform its obligations under this Agreement in compliance with all Applicable Laws. Notwithstanding any other provision of this Agreement, the Service Provider (a) shall have the right to perform any action that, in its reasonable opinion, is necessary to comply with Applicable Law or any generally applicable policy or procedure of the Service Provider designed to ensure compliance with applicable law and (b) shall not be required to perform or cause to be performed the Services (or portion thereof) or other obligation in connection with this Agreement that, in its reasonable opinion, conflicts with or violates any applicable law or any generally applicable policy or procedure designed to ensure compliance with Applicable Laws.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Master Management Services Agreement to be duly executed and delivered by their respective authorized signatories as of the effective date first indicated above.

SERVICE PROVIDER:			CUSTOMER:

US DATA MINING GROUP, INC.			AMERICAN BITCOIN CORP.

By:	/s/ Asher Genoot		By:	/s/ Michael Ho
	Name:	Asher Genoot		Name:	Michael Ho
	Title:	President		Title:	Executive Chairman

[Signature Page to Master Management Services Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Master Management Services Agreement to be duly executed and delivered by their respective authorized signatories as of the effective date first indicated above.

SERVICE PROVIDER:			CUSTOMER:

US DATA MINING GROUP, INC.			AMERICAN BITCOIN CORP.

By:	/s/ Asher Genoot		By:	/s/ Michael Ho
	Name:	Asher Genoot		Name:	Michael Ho
	Title:	President		Title:	Executive Chairman

[Signature Page to Master Management Services Agreement]

Exhibit A

SERVICES

1. Fixed Fee Services

Services:

●	Overall management, oversight, and strategy for bitcoin mining operations at the Facility, including access to Service Provider’s proprietary software and equipment strategy.

●	Subcontractor management and compliance.

●	Ensuring compliance with laws, contracts, and standards; securing necessary permits and approvals, except where third-party firms or dedicated staff (budgeted/approved by owner) are used (then pass-through).

●	Reporting.

●	Staff training, if applicable.

Service Fee: Except as otherwise set forth in a Service Order, $1.25 per KW of Contracted Power capacity under the relevant Colocation Service Order per month.

2. Pass-Through Services

●	Labor costs, including site operations and corporate supervision.

●	Operational costs and expenses, excluding power costs.

●	Maintenance, repairs, and infrastructure expenses.

●	Third-party services (e.g., subcontractors, contractors, technology, energy-related).

●	Software customization and enhancements.

●	All expenses of the Service Provider, its Affiliates and/or its or their subcontractors incurred in connection with the performance of the Services.

Exhibit B

CUSTOMER’S INSURANCE

Insurance Type	Required Limits
Commercial General Liability Insurance	$1,000,000 per occurrence; $2,000,000 annual aggregate combined single limit
Workers’ Compensation	Statutory limits
Employer’s Liability	$1,000,000 for each accident $1,000,000 for each disease/each employee $1,000,000 for bodily injury by disease
Commercial Automobile Liability	1,000,000 combined single limit for bodily injury and property damage
Umbrella/Excess Coverage	$5,000,000 per occurrence and annual aggregate
Crime Insurance	$1,000,000 per occurrence
Personal Property Insurance	Full replacement cost of all customer equipment

Exhibit C

SERVICE PROVIDER’S INSURANCE

Insurance Type	Required Limits
Commercial General Liability Insurance	$1,000,000 per occurrence; $2,000,000 annual aggregate combined single limit
Workers’ Compensation	Statutory limits
Employer’s Liability	$1,000,000 for each accident $1,000,000 for each disease/each employee $1,000,000 for bodily injury by disease
Commercial Automobile Liability	1,000,000 combined single limit for bodily injury and property damage
Umbrella/Excess Coverage	$5,000,000 per occurrence and annual aggregate
Crime Insurance	$1,000,000 per occurrence

Exhibit D

FORM OF SERVICE ORDER

[See attached.]

Service Order #: __________

SERVICE ORDER

This service order (“Service Order”) is made pursuant to and incorporates the terms of that certain Master Management Services Agreement, effective as of March 31, 2025, by and between American Bitcoin Corp., a Delaware corporation, and U.S. Data Mining Group, Inc., a Nevada corporation (the “MMSA”). This Service Order incorporates the terms of the MMSA. This Service Order, together with the MMSA, constitute the “Agreement” as defined in the MMSA. Capitalized terms used in this Service Order and not otherwise defined shall have the meanings assigned in the MMSA.

Service Provider:
Customer:
Facility:	The [SITE DESCRIPTION] Facility pursuant to Colocation Service Order # [NUMBER].
Services:
Service Fees:
Commencement Date:
Term:	Coterminous with Colocation Service Order.

[Signature Page Follows]

IN WITNESS WHEREOF, Service Provider and Customer have caused this Service Order to be executed on the respective dates set forth below.

SERVICE PROVIDER:	CUSTOMER:

[ ]	AMERICAN BITCOIN CORP.

By:	By:	/s/ Michael Ho
Name:		Name:	Michael Ho
Title:		Title:	Executive Chairman
Date:		Date:

Address for notices:	Address for notices:

[Signature Page to Service Order]